UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On August 1, 2014, MeetMe, Inc. (the “Company”) issued a press release announcing that the underwriters of its recent public offering of common stock have exercised their option to purchase an additional 750,000 shares of common stock at the public offering price of $2.00 per share. In connection with the offering, the Company has sold an aggregate of 5,750,000 shares of its common stock for aggregate net proceeds of approximately $10.5 million, after deducting the underwriters’ discount and other offering expenses. JMP Securities LLC acted as the sole book-running manager in the offering and Northland Securities, Inc. and Janney Montgomery Scott LLC acted as co-managers.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)
99.1	MeetMe, Inc. press release, dated August 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: August 1, 2014	By: /s/ David Clark
Name: David Clark
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP.
23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)
99.1	MeetMe, Inc. press release, dated August 1, 2014.